Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of May 30, 2019, is entered into as part of a scheme of reconstruction and reorganization by and among WeWork Companies Inc., a Delaware corporation (“WWCI”), The We Company, a Delaware corporation and a direct, wholly-owned subsidiary of WWCI (“HoldCo”) and The We Company MC LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HoldCo (“WeWork”).

RECITALS:

WHEREAS, as of the date hereof, the authorized capital stock of WWCI consists of:

(a)

576,471,000 shares of Class A Common Stock, par value $0.001 per share (the “WWCI Class A Common Stock”), of which approximately 40,268,320 shares are issued and outstanding immediately prior to the execution of this Agreement;

(b)

234,910,597 shares of Class B Common Stock, par value $0.001 per share (the “WWCI Class B Common Stock”), of which approximately 138,415,454 shares are issued and outstanding immediately prior to the execution of this Agreement;

(c)

38,392,950 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “WWCI Series A Preferred Shares”), all of which are issued and outstanding immediately prior to the execution of this Agreement. The rights, privileges and preferences of the WWCI Series A Preferred Shares are as stated in the Certificate of Incorporation of WWCI (the “WWCI Certificate of Incorporation”) and as provided by the Delaware General Corporation Law (the “DGCL”);

(d)

22,165,260 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “WWCI Series B Preferred Shares”), all of which are issued and outstanding immediately prior to the execution of this Agreement. The rights, privileges and preferences of the WWCI Series B Preferred Shares are as stated in the WWCI Certificate of Incorporation and as provided by the DGCL;

(e)

29,189,230 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “WWCI Series C Preferred Shares”), 28,403,928 of which are issued and outstanding immediately prior to the execution of this Agreement. The rights, privileges and preferences of the WWCI Series C Preferred Shares are as stated in the WWCI Certificate of Incorporation and as provided by the DGCL;

(f)

11,939,097 shares of Series D-1 Convertible Preferred Stock, par value $0.001 per share (the “WWCI Series D-1 Preferred Shares”), all of which are issued and outstanding immediately prior to the execution of this Agreement. The rights, privileges and preferences of the WWCI Series D-1 Preferred Shares are as stated in the WWCI Certificate of Incorporation and as provided by the DGCL;

(g)

9,380,718 shares of Series D-2 Convertible Preferred Stock, par value $0.001 per share (the “WWCI Series D-2 Preferred Shares”), all of which are issued and outstanding immediately prior to the execution of this Agreement. The rights, privileges and preferences of the WWCI Series D-2 Preferred Shares are as stated in the WWCI Certificate of Incorporation and as provided by the DGCL;

(h)

13,193,676 shares of Series E Convertible Preferred Stock, par value $0.001 per share (the “WWCI Series E Preferred Shares”), all of which are issued and outstanding immediately prior to the execution of this Agreement. The rights, privileges and preferences of the WWCI Series E Preferred Shares are as stated in the WWCI Certificate of Incorporation and as provided by the DGCL;

(i)

14,942,546 shares of Series F Convertible Preferred Stock, par value $0.001 per share (the “WWCI Series F Preferred Shares”), 13,759,327 of which are issued and outstanding immediately prior to the execution of this Agreement. The rights, privileges and preferences of the WWCI Series F Preferred Shares are as stated in the WWCI Certificate of Incorporation and as provided by the DGCL;

(j)

34,742,329 shares of Series G Convertible Preferred Stock, par value $0.001 per share (the “WWCI Series G Preferred Shares”), 33,113,319 of which are issued and outstanding immediately prior to the execution of this Agreement. The rights, privileges and preferences of the WWCI Series G Preferred Shares are as stated in the WWCI Certificate of Incorporation and as provided by the DGCL;

(k)

45,454,548 shares of Series G-1 Convertible Preferred Stock, par value $0.001 per share (the “WWCI Series G-1 Preferred Shares”), none of which are issued and outstanding immediately prior to the execution of this Agreement. The rights, privileges and preferences of the WWCI Series G-1 Preferred Shares are as stated in the WWCI Certificate of Incorporation and as provided by the DGCL;

(l)

1,500 shares of Junior Non-Voting Preferred Stock, par value $0.001 per share (the “WWCI Junior Preferred Shares”), all of which are issued and outstanding immediately prior to the execution of this Agreement. The rights, privileges and preferences of the WWCI Junior Preferred Shares are as stated in the WWCI Certificate of Incorporation and as provided by the DGCL; and

(m)

13,900,000 shares of Acquisition Preferred Stock, par value $0.001 per share (the “WWCI Acquisition Preferred Shares”), including (A) 1,600,000 shares of Series AP-1 Acquisition Preferred Stock created in the Certificate of Designation filed with the Secretary of State of the State of Delaware on March 22, 2018 (the “WWCI AP-1 Preferred Shares”), 1,533,727 of which are issued and outstanding immediately prior to the execution of this Agreement, (B) 40,000 shares of Series AP-2 Acquisition Preferred Stock created in the Certificate of Designation filed with the Secretary of State of the State of Delaware on May 16, 2018 (the “WWCI AP-2 Preferred Shares”), 36,127 of which are issued and outstanding immediately prior to the execution of this Agreement, (C) 1,100,000 shares of Series AP-3 Acquisition Preferred Stock created in the Certificate of Designation filed with the Secretary of State of the State of Delaware on April 9, 2019 (the “WWCI AP-3 Preferred Shares”), 943,489 of which are issued and outstanding immediately prior to the execution of this Agreement (such WWCI Acquisition Preferred Shares, together with the WWCI Series A Preferred Shares, the WWCI Series B Preferred Shares, the WWCI Series C Preferred Shares, the WWCI Series D-1 Preferred Shares, the WWCI Series D-2 Preferred Shares, the WWCI Series E Preferred Shares, the WWCI Series F Preferred Shares, the WWCI Series G Preferred Shares, the WWCI Series G-1 Preferred Shares and the WWCI Junior Preferred Shares, the “WWCI Preferred Stock”). The rights, privileges and preferences of the WWCI Acquisition Preferred Shares are as stated in the WWCI Certificate of Incorporation (and the Certificate of Designation with respect to each series thereof) and as provided by the DGCL;

WHEREAS, prior to the consummation of the transactions contemplated herein, the Certificate of Incorporate of HoldCo shall be amended and restated to provide for the issuance of such classes and series of capital stock consisting of:

(a)	Class A Common Stock, par value $0.001 per share (the “HoldCo Class A Common Stock”);

(b)	Class B Common Stock, par value $0.001 per share (the “HoldCo Class B Common Stock”);

(c)	Class C Common Stock, par value $0.001 per share (the “HoldCo Class C Common Stock”);

(d)	Series A Convertible Preferred Stock, par value $0.001 per share (the “HoldCo Series A Preferred Shares”);

(e)	Series B Convertible Preferred Stock, par value $0.001 per share (the “HoldCo Series B Preferred Shares”);

(f)	Series C Convertible Preferred Stock, par value $0.001 per share (the “HoldCo Series C Preferred Shares”);

(g)	Series D-1 Convertible Preferred Stock, par value $0.001 per share (the “HoldCo Series D-1 Preferred Shares”);

(h)	Series D-2 Convertible Preferred Stock, par value $0.001 per share (the “HoldCo Series D-2 Preferred Shares”);

(i)	Series E Convertible Preferred Stock, par value $0.001 per share (the “HoldCo Series E Preferred Shares”);

(j)	Series F Convertible Preferred Stock, par value $0.001 per share (the “HoldCo Series F Preferred Shares”);

(k)	Series G Convertible Preferred Stock, par value $0.001 per share (the “HoldCo Series G Preferred Shares”);

(l)	Series G-1 Convertible Preferred Stock, par value $0.001 per share (the “HoldCo Series G-1 Preferred Shares”);

(m)	Junior Non-Voting Preferred Stock, par value $0.001 per share (the “HoldCo Junior Preferred Shares”); and

(n)

Acquisition Preferred Stock (the “HoldCo Acquisition Preferred Shares”), par value $0.001 per share, including Series AP-1 Acquisition Preferred Stock (the “HoldCo AP-1 Preferred Shares”), Series AP-2 Acquisition Preferred Stock (the “HoldCo AP-2 Preferred Shares”), Series AP-3 Acquisition Preferred Stock (the “HoldCo AP-3 Preferred Shares”) (such HoldCo Acquisition Preferred Shares, together with the HoldCo Series A Preferred Shares, the HoldCo Series B Preferred Shares, the HoldCo Series C Preferred Shares, the HoldCo Series D-1 Preferred Shares, the HoldCo Series D-2 Preferred Shares, the HoldCo Series E Preferred Shares, the HoldCo Series F Preferred Shares, the HoldCo Series G Preferred Shares, the HoldCo Series G-1 Preferred Shares and the HoldCo Junior Preferred Shares, the “HoldCo Preferred Stock”);

WHEREAS, each of WWCI, HoldCo and WeWork intends to undergo a scheme of reconstruction and reorganization so as to create a new holding company structure (the “Reorganization”) by, among other things:

(a)

Merging WWCI with and into WeWork pursuant to Section 251(g) of the DGCL, with WeWork being the surviving entity (sometimes hereinafter referred to as the “Merger Surviving Company”), and exchanging each outstanding share of WWCI capital stock for one share of capital stock of HoldCo, all in accordance with the DGCL, including Section 251(g) thereof, the Delaware Limited Liability Company Act (the “DLLCA”), including Section 18-209 thereof, and the terms of this Agreement;

(b)

Dividing the Merger Surviving Company pursuant to Section 18-217 of the DLLCA and a Plan of Division to be effectuated substantially concurrently with the completion of the actions and the consummation of the transactions contemplated in this Agreement (the “Plan of Division”) (such transaction, the “Division”), with WeWork being the surviving company of the Division and WeWork Companies LLC, a Delaware limited liability company, formed as a consequence of the Division, being the resulting company of the Division and a direct, wholly-owned subsidiary of WeWork (“WeWork OpCo”); and

(c)

Reorganizing certain subsidiaries of WeWork OpCo via a series of transactions (“C-Corp Subsidiary Reorganizations”), including, without limitation, (i) that WeWork OpCo shall sell the stock of such subsidiaries as WeWork OpCo may determine (the “C-Corp Subsidiaries”) to WeWork in exchange for a note in an amount equal to the fair market value of the C-Corp Subsidiaries, (ii) that each of the C-Corp Subsidiaries shall form a new Delaware corporation (each, a “Retained C-Corp”), (iii) that each Retained C-Corp shall form a new Delaware limited liability company (each, a “Subsidiary LLC”) and (iv) that each of the C-Corp Subsidiaries shall merge with and into the Subsidiary LLC that is the indirect, wholly-owned subsidiary of such C-Corp Subsidiary, with the Subsidiary LLC being the surviving company.

WHEREAS, the Board of Directors or the Board of Managers, as applicable, of each of WWCI, HoldCo and WeWork has unanimously determined that it is advisable and in the best interests of their respective stockholders or members, as applicable, to complete the actions and consummate the transactions, including the Merger (as defined herein) contemplated by this Agreement;

WHEREAS, the Board of Directors or the Board of Managers, as applicable, of each of WWCI, HoldCo and WeWork has approved this Agreement and the Merger (as defined herein); and

WHEREAS, (i) for U.S. federal income tax purposes, the parties intend that (a) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that each of WWCI and HoldCo will be a “party to the reorganization” within the meaning of Section 368(b) of the Code with respect thereto, and (b) this Agreement will constitute, and WWCI and HoldCo hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations; and (ii) for UK tax purposes, the parties intend that the Merger and subsequent transactions will qualify as a scheme of reconstruction involving issue of securities in accordance with section 136 of the UK Taxation of Chargeable Gains Act 1992.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, WWCI, HoldCo and WeWork, intending to be legally bound, hereby agree as follows:

1.    Closing Date. After satisfaction or, to the extent permitted hereunder, waiver of all conditions set forth in this Agreement, the parties hereto shall take each of the actions and consummate each of the transactions set forth in Section 2 of this Agreement on such date as WeWork may determine and as designated in the Certificate of Merger (as defined herein) (such date, the “Closing Date”).

2.    Amendment and Merger. The actions and transactions contemplated in this Section 2 shall be completed substantially concurrently in the sequence set forth below. Each of the actions or transactions set forth in Section 2(a) through Section 2(d) shall be conditioned on the occurrence of each other action or transaction therein, and none of the actions or transactions set forth in Section 2(a) through Section 2(d) shall occur unless all of the actions and transactions set forth in Section 2(a) through Section 2(d) shall occur.

(a)

On the Closing Date, prior to the Merger Effective Time (as defined herein), WWCI shall take or cause to be taken all such actions as are necessary, including seeking any necessary stockholder approval prior to the Closing Date, to amend the WWCI Certificate of Incorporation (the “Amendment”) as set forth in Exhibit A (the “WWCI Restated Certificate of Incorporation”). The WWCI Restated Certificate of Incorporation shall become effective at the time that the Amendment is duly effectuated, in accordance with the DGCL and the WWCI Certificate of Incorporation (the “Amendment Effective Time”).

(b)

On the Closing Date, following the Amendment Effective Time, WWCI shall be merged with and into WeWork, pursuant to and in accordance with Section 251(g) of the DGCL (such transaction, the “Merger”). The Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”) or such other time as WeWork may designate in the Certificate of Merger in accordance with the terms of this Agreement (the “Merger Effective Time”). The Merger shall have the effects set forth in Section 251(g) of the DGCL, Section 18-209 of the DLLCA, and this Agreement.

(c)

On the Closing Date, following the Merger Effective Time, WeWork, as the Merger Surviving Company, shall take or cause to be taken all such actions as are necessary to consummate the Division in accordance with Section 18-217 of the DLLCA and the Plan of Division (the “Division Effective Time”).

(d)

On the Closing Date, following the Division Effective Time, WeWork shall, in its capacity as the sole member of the WeWork OpCo, take or cause to be taken all such actions as are necessary to consummate the C-Corp Subsidiary Reorganizations.

3.    Certificate of Formation, Operating Agreement and Member and Officers of Surviving Company. Subject to the terms and conditions of this Agreement, from and after the Merger Effective Time:

(a)

The certificate of formation of WeWork in effect immediately prior to the Merger Effective Time shall be the certificate of formation of the Merger Surviving Company unless and until amended in accordance with its terms and applicable law;

(b)

In accordance with Section 251(g) of the DGCL, and Section 18-209(f) of the DLLCA the operating agreement of WeWork in effect immediately prior to the Merger Effective Time shall be amended as set forth in Exhibit B (the “Surviving Company Operating Agreement”) and shall be the operating agreement of the Surviving Company immediately following the Merger Effective Time; and

(c)

The members of the Board of Managers and the officers of WeWork shall be the members of the Board of Managers or officers, as applicable, of the Merger Surviving Company, and such member of the Board of Managers or officer will hold office until their successors have been duly appointed in accordance with the Surviving Company Operating Agreement.

4.    HoldCo Certificate of Incorporation. Immediately prior to the Merger Effective Time, WWCI in its capacity as the sole stockholder of HoldCo, agrees to take or cause to be taken all such actions as are necessary to cause the certificate of incorporation of HoldCo to be amended as to be identical to the WWCI Restated Certificate of Incorporation, other than provisions regarding the corporate name (the “HoldCo Certificate of Incorporation”). The HoldCo Certificate of Incorporation shall remain in full force and effect until thereafter amended in accordance with its terms and applicable law.

5.    HoldCo Bylaws. Immediately prior to the Merger Effective Time, WWCI in its capacity as the sole stockholder of HoldCo, agrees to take or cause to be taken all such actions as are necessary to cause the bylaws of HoldCo to be amended as to be identical to the bylaws of WWCI immediately prior to the Merger Effective Time, other than provisions regarding the corporate name (the “HoldCo Bylaws”). The HoldCo Bylaws shall remain in full force and effect until thereafter amended in accordance with their terms and applicable law.

6.    Directors and Officers of HoldCo. Prior to the Merger Effective Time, WWCI in its capacity as the sole stockholder of HoldCo, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and executive officers of WWCI immediately prior to the Merger Effective Time to be elected or appointed as the directors and executive officers of HoldCo, each such person to have the same office(s) with HoldCo (and the same committee memberships, in the case of directors) as he or she held with WWCI, and such appointment shall become effective at the Merger Effective Time.

7.    Stockholders’ Agreement. Prior to the Merger Effective Time, WWCI and HoldCo agree to use reasonable best efforts to take or cause to be taken all such actions (including, with respect to WWCI, seeking any necessary stockholder approval) as are necessary to cause the stockholders’ agreement of WWCI effective as of immediately prior to the Merger Effective Time (the “WWCI Stockholders’ Agreement”) to be assigned to and assumed by HoldCo and to amend and restate the WWCI Stockholders’ Agreement as set forth in Exhibit C (the “HoldCo Stockholders’ Agreement”) in connection with such assignment and assumption. The HoldCo Stockholders’ Agreement shall become effective at the Merger Effective Time.

8.    Registration Rights Agreement. Prior to the Merger Effective Time, WWCI and HoldCo agree to use reasonable best efforts to take or cause to be taken all such actions (including with respect to WWCI, seeking any necessary stockholder approval) as are necessary to cause the Eighth Amended and Restated Registration Rights Agreement, dated February 17, 2019, by and among WWCI and the stockholders listed on Schedule A attached thereto (the “WWCI Registration Rights Agreement”), to be assigned to and assumed by HoldCo and to amend and restate the WWCI Stockholders’ Agreement as set forth in Exhibit D (the “HoldCo Registration Rights Agreement”) in connection with such assignment and assumption. The HoldCo Registration Rights Agreement shall become effective at the Merger Effective Time.

9.    Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Amendment and the Merger and to comply with the requirements of the DLLCA and the DGCL, including, as applicable Section 251(g) of the DGCL. Without limiting the foregoing, the parties hereto shall, to the extent applicable, use their respective reasonable best efforts to obtain the consent, approval, order, waiver or authorization of, or registration, qualification, designation, declaration, notice or filing with, any governmental entity or third party as may be appropriate or required in connection with the Amendment and the Merger.

10.    Treatment of WWCI Securities. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the WWCI, HoldCo, WeWork or any holder of any securities thereof:

(a)

Each share of WWCI Class A Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo Class A Common Stock shall be issued in its place. Upon such issuance, the WWCI Class A Common Stock shall cease to exist and each holder of certificates formerly evidencing WWCI Class A Common Stock shall cease to have any rights as a stockholder of WWCI;

(b)

Each share of WWCI Class B Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo Class B Common Stock shall be issued in its place. Upon such issuance, the WWCI Class B Common Stock shall cease to exist and each holder of certificates formerly evidencing WWCI Class B Common Stock shall cease to have any rights as a stockholder of WWCI;

(c)

Each share of WWCI Series A Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo Series A Preferred Shares shall be issued in its place. Upon such issuance, the WWCI Series A Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI Series A Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(d)

Each share of WWCI Series B Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo Series B Preferred Shares shall be issued in its place. Upon such issuance, the WWCI Series B Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI Series B Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(e)

Each share of WWCI Series C Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo Series C Preferred Shares shall be issued in its place. Upon such issuance, the WWCI

Series C Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI Series C Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(f)

Each share of WWCI Series D-1 Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo Series D-1 Preferred Shares shall be issued in its place. Upon such issuance, the WWCI Series D-1 Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI Series D-1 Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(g)

Each share of WWCI Series D-2 Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo Series D-2 Preferred Shares shall be issued in its place. Upon such issuance, the WWCI Series D-2 Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI Series D-2 Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(h)

Each share of WWCI Series E Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo Series E Preferred Shares shall be issued in its place. Upon such issuance, the WWCI Series E Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI Series E Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(i)

Each share of WWCI Series F Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo Series F Preferred Shares shall be issued in its place. Upon such issuance, the WWCI Series F Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI Series F Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(j)

Each share of WWCI Series G Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo Series G Preferred Shares shall be issued in its place. Upon such issuance, the WWCI Series G Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI Series G Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(k)

Each share of WWCI Series G-1 Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo Series G-1

Preferred Shares shall be issued in its place. Upon such issuance, the WWCI Series G-1 Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI Series G-1 Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(l)

Each share of WWCI Junior Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo Junior Preferred Shares shall be issued in its place. Upon such issuance, the WWCI Junior Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI Junior Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(m)

Each share of WWCI AP-1 Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo AP-1 Preferred Shares shall be issued in its place. Upon such issuance, the WWCI AP-1 Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI AP-1 Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(n)

Each share of WWCI AP-2 Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo AP-2 Preferred Shares shall be issued in its place. Upon such issuance, the WWCI AP-2 Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI AP-2 Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(o)

Each share of WWCI AP-3 Preferred Shares issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and one valid, fully paid and nonassessable new share of HoldCo AP-3 Preferred Shares shall be issued in its place. Upon such issuance, the WWCI AP-3 Preferred Shares shall cease to exist and each holder of certificates formerly evidencing WWCI AP-3 Preferred Shares shall cease to have any rights as a stockholder of WWCI;

(p)

Each share of any other series of WWCI Acquisition Preferred Shares issued and outstanding prior to the Merger Effective Time, as WWCI may issue from time to time pursuant to the WWCI Certificate of Incorporation and any Certificate of Designation as WWCI may file with the Secretary of State of the State of Delaware from time to time in connection with the issuance of such series of WWCI Acquisition Preferred Shares shall be automatically canceled upon its exchange for one validly issued, fully paid and nonassessable new share of HoldCo Acquisition Preferred Shares having the same powers, privileges and rights issued in its place, and the qualifications, limitations or restrictions as such series of WWCI Acquisition Preferred Shares so designated. Upon such issuance, such series of WWCI Acquisition Preferred Shares shall cease to exist and each holder of certificates formerly evidencing such series of WWCI Acquisition Preferred Shares shall cease to have any rights as a stockholder of WWCI.

11.    Treatment of WWCI Treasury Stock. At the Merger Effective Time, by virtue of the Merger and without any action on the part of WWCI, HoldCo, WeWork or any holder of any securities thereof each share of the capital stock of WWCI held in the treasury of WWCI (the “WWCI Treasury Stock”), if any, shall be automatically canceled and such class or series of the capital stock of HoldCo as identical to such WWCI Treasury Stock prior to such cancellation shall be issued in its place, to be held in the treasury of HoldCo.

12.    Cancellation of HoldCo Securities. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the WWCI, HoldCo, WeWork or any holder of any securities thereof, each share of HoldCo Class A Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be automatically canceled and shall cease to exist.

13.    No Surrender of Certificates. At the Merger Effective Time, each outstanding share of WWCI Class A Common Stock, WWCI Class B Common Stock or WWCI Preferred Stock shall automatically represent the same number of shares of HoldCo Class A Common Stock, HoldCo Class B Common Stock or the applicable series of HoldCo Preferred Stock, respectively, without any further action by the stockholders of WWCI. Unless and until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Merger Effective Time, evidenced WWCI Class A Common Stock, WWCI Class B Common Stock or WWCI Preferred Stock shall, from and after the Merger Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of HoldCo Class A Common Stock, HoldCo Class B Common Stock or the applicable series of HoldCo Preferred Stock, respectively.

14.    Assumption and Conversion of WWCI Awards. At the Merger Effective Time, each (a) compensatory option to purchase shares of WWCI Class A Common Stock or WWCI Class B Common Stock (a “WWCI Option Grant”), (b) share of WWCI Class A Common Stock or WWCI Class B Common Stock subject to vesting, forfeiture, repurchase or other lapse restrictions (a “WWCI Restricted Share”), (c) restricted stock unit award with respect to shares of WWCI Class A Common Stock or WWCI Class B Common Stock (a “WWCI RSU” and, together with the WWCI Option Grants and the WWCI Restricted Shares, the “WWCI Awards”), in each such case then outstanding under WWCI’s 2013 Stock Incentive Plan or WWCI’s 2015 Stock Incentive Plan (collectively, the “WWCI Plans”), whether or not then exercisable or vested (if applicable), will be assumed by HoldCo and converted into awards with respect to the corresponding securities of HoldCo. Each WWCI Award so assumed by HoldCo under this Agreement will continue to have, and be subject to, the same terms and conditions as set forth in the applicable WWCI Plan and the agreement governing the WWCI Award thereunder immediately prior to the Merger Effective Time (including, without limitation, the vesting schedule (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby) and per share exercise price, as applicable), except that each such WWCI Award will be exercisable (or will become exercisable in accordance with its terms) for, or shall consist of or be denominated with reference to, that number of shares of HoldCo Class A Common Stock or HoldCo Class B Common Stock, as applicable, equal to the number of shares of WWCI Class A Common Stock or WWCI Class B Common Stock, as applicable, that were subject to such WWCI Award immediately prior to the Merger Effective Time.

15.    Assignment and Assumption of WWCI Plans. Effective as of the Merger Effective Time, WWCI hereby assigns to HoldCo, and HoldCo hereby assumes and agrees to perform, all obligations of WWCI pursuant to the WWCI Plans and the award agreements with respect to outstanding WWCI Awards granted thereunder. WWCI and HoldCo will take or cause to be taken all actions necessary or desirable to implement the assumption by HoldCo of the WWCI Plans, each award agreement entered into pursuant thereto, and each WWCI Award granted thereunder, all to the extent deemed appropriate by WWCI and HoldCo and permitted under applicable law.

16.    Assignment and Assumption of Certain Warrants and Notes. Prior to the Merger Effective Time, WWCI and HoldCo agree, to the extent that any obligation of WWCI to issue capital stock of WWCI remains outstanding as of immediately prior to the Merger Effective Time, to use reasonable best efforts to take or cause to be taken all such actions as necessary to cause the (a) Reissued Agreement for Investment and Convertible Promissory Note, dated March 7, 2019, by and among WeWork Companies Inc., Softbank Group Corp., and SB WW Holdings (Cayman) Limited, (b) Warrant Agreement, dated November 1, 2018, by and among WeWork Companies Inc., SB WW Holdings (Cayman) Limited, and SoftBank Group Corp., as amended by that certain Amendment to Warrant Agreement (#1), dated January 7, 2019, (c) Reissued Warrant Agreement (#2), dated March 7, 2019, by and among WeWork Companies Inc., SoftBank Group Corp., and SB WW Holdings (Cayman) Limited and any other options, warrants, notes or other agreements providing for securities or rights convertible into the capital stock of WWCI, other than the options, warrants, notes and other agreements in connection with the WWCI Awards and WWCI Plans (collectively, the “Convertible Warrants and Notes”), to be assigned to and assumed by HoldCo, and to amend the Convertible Warrants and Notes in connection with such assignment and assumption, in each case effective as of the Merger Effective Time.

17.    Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver, to the extent permitted by applicable law, by the parties hereto at or prior to the Merger Effective Time of each of the following conditions:

(a)

The Amendment and the actions contemplated in Section 8 and Section 9 of this Agreement shall have been approved by the requisite affirmative vote of the stockholders of WWCI in accordance with the DGCL and WWCI Certificate of Incorporation;

(b)

Prior to the Merger Effective Time, each of the Lenders, as defined in each of the Second Amended and Restated Credit Agreement, dated as of November 12, 2015 among WWCI, the several banks and other financial institutions or entities from time to time parties to such agreement and JPMorgan Chase Bank, N.A., as administrative agent, and as amended thereafter and the Letter of Credit Reimbursement Agreement dated as of November 21, 2017 among WWCI, the several banks and other financial institutions or entities from time to time parties to such agreement and JPMorgan Chase Bank, N.A., as administrative agent, and as amended thereafter (collectively, the “Credit Agreements”), shall have agreed in writing that the consummation of the Merger shall not constitute an Event of Default (as defined in each of the Credit Agreements respectively) under the terms of the Credit Agreements, as applicable;

(c)

WWCI shall have received an opinion, dated as of the Closing Date, from Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), concluding that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; it being understood that such opinion shall be based upon, and in rendering such opinion Skadden shall be entitled to rely upon, customary representations, covenants and assumptions; and

(d)

No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

18.    Amendment. At any time prior to the Merger Effective Time, this Agreement may be amended, to the fullest extent permitted by applicable law, by an agreement in writing duly approved by the parties hereto.

19.    Extension; Waiver. At any time prior to the Merger Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive the compliance with any covenants and agreements contained in this Agreement or (c) waive the satisfaction of any of the conditions contained in this Agreement to the extent permitted by applicable law. No extension or waiver or termination of this Agreement by the parties shall require the approval of the stockholders or members, as applicable, of any party, unless such approval is required by applicable law.

20.    Termination. At any time prior to the Merger Effective Time, this Agreement may be terminated and the Merger contemplated hereby may be abandoned by WWCI if the Board of Directors of WWCI should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of WWCI or its stockholders. In the event of such termination and abandonment, this Agreement shall become null and void and none of WWCI, HoldCo, WeWork, their respective stockholders, members, directors or officers shall have any liability with respect to such termination and abandonment.

21.    Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the Merger and supersedes all prior agreements, written or oral, with respect thereto.

22.    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

23.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

24.    Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

25.    Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

26.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall be considered but one in the same document.

27.    No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

WEWORK COMPANIES INC.

By:	/s/ Jared DeMatteis
Name:	Jared DeMatteis
Title:	General Counsel

THE WE COMPANY

By:	/s/ Jared DeMatteis
Name:	Jared DeMatteis
Title:	General Counsel

THE WE COMPANY MC LLC

By:	/s/ Jared DeMatteis
Name:	Jared DeMatteis
Title:	General Counsel

[Signature Page to Merger Agreement (HoldCo Merger)]